Exhibit 10.4

PATENT ACQUISITION AGREEMENT

THIS PATENT ACQUISITION AGREEMENT (the "Agreement') is made and entered into as of this 3rd day of December 2012, by and between ELEcTROILEALING TECRNOLOGrES, INC., a Nevada corporation ("ElectroHealing "), with offices at 2681 East Parleys Way, Suite 204, Salt Lake City, Utah 84109; and JOHN W. KENNEDY, an individual residing in("Kennedy"), having a mailing address of [REMOVED]. ElectroHealing and Kennedy may be referred to herein individually as a "Party" and collectively as the "Parties" to this Agreement.

WHEREAS, Kennedy owns certain proprietary technology and/or patent or patent application that is more definitively described in Attachment No. 1(b), annexed hereto and, by this reference made a part hereof (hereinafter the "Assigned Patent");

WHEREAS, Kennedy is willing and desires to sell all of his rights, title and interests in the Assigned Patent to ElectroHealing and ElectroHealing desires to acquire all of Kennedy's rights, title and interests in the Assigned Patent in exchange for shares of ElectroHealing common stock as described below;

WHEREAS, the Board of Directors of ElectroHealing deems it advisable and in the best interest of Electrollealing and its stockholders to acquire the Assigned Patent in exchange for shares of ElectroHealing common stock; and

WHEREAS, the Parties to this Agreement desires to and will make certain representations, warranties and commitments in connection with the transactions contemplated herein and also to prescribe various conditions thereto.

NOW THEREFORE, in consideration of the premises, mutual covenants set out herein and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Parties agree as follows:

SECTION 1 Acquisition of Assigned Patent.

(a)   Based upon the foregoing and subject to the terms and conditions of this Agreement, the Parties agree that Kennedy hereby sells, assigns and transfers to ElectroHealing all of Kennedy's rights, title and interest in and to the Assigned Patent, which is more definitively described in Attachment No. 1, and any and all other rights, assets, technologies and properties related thereto and all future inventions patents, technologies properties and products related to the Assigned Patents, and ElectroHealing agrees to purchase and acquire the Assigned Patents from Kennedy. For purposes of this Agreement "Assigned Patent" shall mean (i) all proprietary technology and/or patent or patent application related to the Assigned Patents; (ii) any and all originals, divisions, continuations. continuations-in-part, continuing examinations, extensions, reexaminations or reissues, now or hereafter, arising out of. descending from, claiming priority to, sharing priority with, or in the absence of a claim of priority having a common disclosure with, any of the foregoing in subsection (i) and in this subsection (ii): and (iii) any and all foreign patents, foreign patent applications and foreign counterparts related to the Assigned Patent now or hereafter existing that claim priority to, from which priority is claimed for, or share priority with any of the foregoing.

(b)   At the Closing of this Agreement, as defined in Section 2(c) below, Kennedy agrees to sell, transfer and assign all rights, title and interest in the Assigned Patent to ElectroHealing, free and clear of all liens, mortgages, pledges, security interests, prior assignments and encumbrances of any kind or nature whatsoever. At the Closing, Kennedy will execute and have notarized the appropriate documents, including all assignments to be filed with the U.S. Patent and Trademark Office (the "USPTO") and any foreign patent office that is relevant to the Assigned Patent. Kennedy further agrees to deliver to ElectroHealing all documents and other evidences of ownership to establish the outright ownership of the Assigned Patent by Kennedy. Prior to the Closing, Kennedy will have sole responsibility and authority to prosecute any pending patent application included in the Assigned Patent and, subsequent to the Closing, ElectroHealing will assume responsibility for all fees and expenses associated with the Assigned Patent, including, without limitation, all maintenance, annuity and prosecution-related fees and expenses.

(c)   At any time and from time to time after the Closing, at ElectroHealing's reasonable request and expense, Kennedy will promptly execute and deliver, in a form reasonably acceptable to ElectroHealing, such instruments of sale, transfer, conveyance, assignment and confirmation as may reasonably be required, and shall take such other action as ElectroHealing may reasonably request, to more effectively transfer, convey and assign to ElectroHealing all of Kennedy's right, title and interest in the Assigned Patent and to confirm such sale, transfer, conveyance and assignment by Kennedy to ElectroHealing. In the event that a party becomes aware of any existing patent or pending patent application that is covered by any component of the Assigned Patent, but which is not currently listed on Attachment No. 1, such patent or patent application shall automatically be added to Attachment No. I and shall be deemed to constitute an assignment of such patents for all purposes hereunder.

(d)   Kennedy shall retain all rights, titles and interest in and to all patents and patent applications currently owned by Kennedy and not otherwise included in the Assigned Patent included in Attachment No. 1, or related to the microgravity technology included in the Assigned Patent or to be acquired in the future.

SECTION 2 Terms of Acquisition. In accordance with the provisions of this Agreement and the requirements of applicable law, ElectroHealing will acquire from the Kennedy one hundred percent (100%) of the ownership interests in the Assigned Patent, and, accordingly, ElectroHealing will be the sole owner of the Assigned Patent. Consummation of this Agreement will be upon the following terms and subject to the conditions set forth herein:

(a)   Consideration. In consideration for the acquisition of the Assigned Patent, at the Closing, ElectroHealing agrees to caused to be authorized, certificated and issued to Kennedy and/or his assigns or designees, 11,500,000 shares of ElectroHealing's authorized, but previously unissued common stock (the "ElectroHealing Shares"). At the Closing, ElectroHealing will direct its transfer agent to record and, as soon as practicable after the Closing, certificate and issue the ElectroHealing Shares to Kennedy and/or his assigns, designees or nominees pursuant to the provisions set forth herein. ElectroHealing has executed a License and Patent Royalty Agreement with John W. Kennedy and Patrick Kennedy as additional compensation for the assignment of the Assigned Patent a copy of which is hereby annexed to this agreement as Attachment No. 2(a) and, by this reference made a part hereof. Additionally, Kennedy will assign to ElectroHealing any and all Intellectual Property that is a result of any beneficial technology derived from that certain NASA Space Act Agreement that is related to the Assigned Patent and technology related thereto, a copy of which is hereby annexed to his agreement as Attachment No. 2(a)(i) and, by this reference made a part hereof.

(b)   The ElectroHealing Shares will not be registered under the Securities Act of 1933, as amended (the "Securities Act"), and will be issued pursuant to an exemption or exemptions therefrom and considered "restricted securities" within the meaning of Rule 144 promulgated under the Securities Act. All certificates representing the ElectroHealing Shares will bear an appropriate restrictive legend. Kennedy and/or his assigns, designees or nominees, will be required, prior to delivery of the ElectroHealing Shares, to deliver to Electrollealing an "investment letter" or other written instrument, acceptable to ElectroHealing and its legal counsel in their reasonable judgment, providing, among other things, that it or they are acquiring the ElectroHealing Shares for investment purposes only and not with a view to further distribution.

(c)   Closing. The Closing of this Agreement transactions contemplated hereby will take place at the location and on such date as mutually determined by the parties hereto (the "Closing" or "Closing Date"), but no later than five (5) days after all terms, conditions and conditions precedent under this Agreement have been satisfied or waived and all documents required to be delivered under this Agreement have been delivered. The Parties will use their commercially reasonable efforts to cause the Closing to occur within sixty (60) days from the date of this Agreement.

(d)   Other Matters.

(i) Prior to the Closing, ElectroHealing will have executed and closed that certain Rescission Agreement with ElectroHealing Holdings, Inc., a Nevada corporation (hereinafter "Electrollealing Holdings"), and the stockholders of ElectroHealing Holdings whereby that certain Acquisition Agreement dated December 30, 2011 by and among ElectroHealing, ElectroHealing Holdings and its stockholders is to be rescinded. Under the terms of the Rescission

Agreement, 11,141,200 shares ElectroHealing common stock issued pursuant to that Acquisition Agreement will be returned to Electra-leafing and canceled on the stockholder records, and ElectroHealing will cause to be returned to the ElectroHealing Holdings stockholders 100% of the ElectroHealing Holdings common stock acquired by ElectroHealing pursuant to the Acquisition Agreement. In finalizing the Rescission Agreement, Electrol-lealing Holdings will retain ownership of all of its patents, patent applications and other technologies and/or license agreements that would have otherwise been acquired by ElectroHealing pursuant to the Acquisition Agreement.

(ii) Contemporaneous with the Closing, the ElectroHealing Board of Directors will take the necessary and requisite actions to reconstitute the Board of Directors to consist of Harvey Kaye, H. Deworth Williams, Edward F. Cowle, John W. Kennedy, Patrick Kennedy and Richard Godwin.

(iii)If, at any time after the Closing, any further action is necessary or desirable to carry out the purposes of this Agreement and the transactions contemplated hereunder, the officers and directors of ElectroHealing are hereby fully authorized to take, and will take, all such lawful and necessary action.

SECTION 3 Representations of Kennedy. Kennedy hereby makes, as of the date hereof and as of the Closing, the following representations and warranties:

(a)  Kennedy has the requisite power and authority to enter into this Agreement, together with such other agreements and documents related to the Agreement (the "Transaction Documents") to which he is a party and to perform his obligations hereunder and thereunder. The execution of this Agreement and the other Transaction Documents does not materially violate or breach any material agreement or contract to which Kennedy is a party or will, by Closing be a party and, to the extent required, Kennedy has or will have by Closing, obtained all necessary approvals or consents required by any agreement to which he is a party.

(b)  Kennedy has no financial statements related to the Assigned Patent. Kennedy has, or will have at the Closing, good title to and is the sole and exclusive owner of the Assigned Patent and all underlying technology and/or patents and patent applications. The Assigned Patent and all underlying technology and/or patents and patent applications are free and clear of all liens, mortgages, pledges, security interests, prior assignments or encumbrances, and any restrictions on transfer.

(c)  Kennedy shall make available and provide to ElectroHealing all existing files and records relating to the Assigned Patent and all underlying technology and/or patents and patent applications.

(d)  Kennedy has not granted any license or right under the Assigned Patent or any underlying technology and/or patents and patent applications, to any third party unless otherwise disclosed in Attachment No. 3(d) annexed hereto.

(e)  All maintenance fees required to be paid as of the Closing with respect to the Assigned Patent, including all patents and patent applications, have been or shall be paid at the Closing by Kennedy.

(f)  Any and all issued patents included in the Assigned Patent are existing and in full force and effect. The execution of this Agreement will not result in the loss or impairment of the right, title and interest in any patents included in the Assigned Patent.

(g)  To the best of Kennedy's knowledge, there are no actions, suits, investigations, claims or proceedings threatened, pending or in progress relating to the Assigned Patent or any patents included in the Assigned Patent. The Assigned Patent is currently being renewed, which Kennedy represents will be completed prior to or immediately following the Closing. No settlement agreements, consents, judgments, orders, forbearance to sue or similar obligations limit or restrict Kennedy's rights in and to the Assigned Patent, There have been no asserted claims against any third party relating to infringement of any patents that are part of the Assigned Patent.

(h)  To the best of Kennedy's knowledge, he has made no public disclosures of any non-public portion of the claimed subject matter contained in the Assigned Patent and all underlying technology and/or patents and patent applications prior to filing with the USPTO a U.S. patent application pertaining to any such non-public portion.

(i)   Except as and to the extent as may be set forth in Attachment 3(i) annexed hereto, Kennedy is not a party to any material pending litigation or, to his actual knowledge (herein, "Kennedy's Knowledge"), any governmental investigation or proceeding, and, to Kennedy's Knowledge, no litigation, claims, assessments or any governmental proceedings are threatened in writing against Kennedy.

(j)   Kennedy is not currently in any material breach of any material agreement to which he is a party concerning the Assigned Patent.

(k)   To Kennedy's Knowledge, all material documents and information regarding Kennedy and the Assigned Patent, which has been delivered to Electrollealing for use in connection with this Agreement was, at the time provided, true and accurate in all material respects.

(1) To Kennedy's Knowledge, Kennedy has disclosed and, at the Closing will have disclosed in writing to ElectroHealing, all existing events, conditions and facts materially affecting the Assigned Patent.

(m)   To Kennedy's Knowledge, and except as may be otherwise disclosed herein or by a written attachment hereto, Kennedy has not, within the past five (5) years, been (i) a party to any bankruptcy petition against such person or against any business of which such person was affiliated; (ii) convicted in a criminal proceeding or subject to a pending criminal proceeding (excluding traffic violations and other minor offenses; (iii) subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting their involvement in any type of business, securities or banking activities; or (iv) found by a court of competent jurisdiction in a civil action by the SEC or the Commodity Futures Trading Commission, to have violated a federal or state securities or commodities law and which judgment has not been reversed, suspended or vacated.

(n)   To Kennedy's Knowledge, no representation or warranty by Kennedy contained in this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary in order to make the statements therein not misleading. Except as specifically indicated elsewhere in this Agreement, all documents delivered by Kennedy in connection herewith, have been and will be complete originals, or duplicate copies thereof.

SECTION' 4 Representations of Electrollealing. ElectroHealing hereby makes, as of the date hereof and as of the Closing, the following representations and warranties:

(a)   ElectroHealing is a corporation duly organized and validly existing under the laws of the State of Nevada and is in good standing and duly qualified to do business in that state and in any other state where required to be so qualified, or will be so qualified before Closing, except where the failure to so qualify would have no material adverse effect.

(b)   ElectroHealing has the requisite corporate power to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (i) have been or will, prior to the Closing be duly authorized by ElectroHealing's Boards of Directors; and (ii) do not have to be approved or authorized by the stockholders of ElectroHealing. The execution and performance of this Agreement will not constitute a material breach of any' agreement, indenture, mortgage, license or other instrument or document to which ElectroHealing is a party or to which it is otherwise subject and will not violate any judgment, decree, order, writ, law, rule, statute, or regulation applicable to ElectroHealing or its properties or to which ElectroHealing will, by Closing, be a party, and, to the extent required, ElectroHealing has or will have by Closing, obtained all necessary approvals or consents required by any agreement to which it is a party. The execution and performance of this Agreement will not violate or conflict with any provision of the ElectroHealing's Certificates of Incorporation or Bylaws.

(c)   ElectroHealing has delivered to Kennedy, or will deliver prior to the Closing, a true and complete copy of its audited financial statements for the fiscal years ended December 31, 2011, and 2010 and its unaudited financial statements for the nine month period ended September 30, 2012 (the "ElectroHealing Financial Statements"). The ElectroHealing Financial Statements are complete, accurate and fairly present the financial condition of ElectroHealing as of the dates thereof and the results of its operations for the periods then ended. There are no material liabilities or obligations, either fixed or contingent, not reflected therein. The ElectroHealing Financial Statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present the financial position of ElectroHealing as of the dates thereof and the results of its operations and changes in financial position for the periods then ended.

(d)   Except as disclosed in writing to Kennedy, since September 30, 2012, there have not been any material adverse changes in the financial position of ElectroHealing except changes arising in the ordinary course of business, which changes will not materially and adversely affect the financial position, business or operations of ElectroHealing.

(e)   Except as and to the extent as may be set forth in Attachment 5(e) annexed hereto, ElectroHealing is not a party to any material pending litigation or, to the knowledge of its executive officers (herein, "ElectroHealing's Knowledge"), any governmental investigation or proceeding, not reflected in the Electroliealing Financial Statements and no litigation, claims, assessments or any governmental proceedings are threatened in writing against ElectroHealing.

(f)   ElectroHealing has filed all federal, state, county and local income, excise, property and other tax, governmental and/or other returns, forms, filings, or reports, which are due or required to be filed by it prior to the date hereof and have paid or made adequate provision in the ElectroHealing Financial Statements for the payment of all taxes, fees, or assessments which have or may become due pursuant to such returns, filings or reports or pursuant to any assessments received. ElectroHealing is not delinquent or obligated for any tax, penalty, interest, delinquency or charge and there are no tax liens or encumbrances applicable to it.

(g)   As of the date of this Agreement, ElectroHealing's authorized capital stock consists of one hundred million (100,000,000) shares of common stock, $0.001 par value, of which eleven million five hundred thousand (11,500,000) shares are presently issued and outstanding, and two thousand five hundred (2,500) shares of preferred stock, none of which are outstanding, and none of which will be outstanding as of the Closing. All outstanding shares of ElectroHealing common stock are, and will be at the Closing, duly authorized, validly issued, fully paid and nonassessable. There are no existing options, calls, claims, warrants, preemptive rights, registration rights or commitments of any character relating to the issued or unissued capital stock or other securities of Electrollealing.

(h)   As of the date hereof and at the Closing, the ElectroHealing Shares to be issued and delivered to Kennedy hereunder and in connection herewith will, when so issued and delivered, constitute duly authorized, validly and legally issued, fully-paid and nonassessable shares of ElectroHealing common stock and preferred stock, free and clear of all liens, claims and encumbrances.

(i)   Prior to the Closing, Electrol-lealing will make available for inspection by Kennedy, or his authorized representative, from time to time as requested by Kennedy, copies of ElectroHealing's financial records, minute books, and related documents. All documents and information regarding ElectroHealing that have been or will be provided to Kennedy by ElectroHealing, or set forth in any document or other communication disseminated to any former, existing or potential stockholders of ElectroHealing, to the public or filed with the SEC, FINRA, or any federal or state securities and/or financial regulators or authorities, is true, complete, accurate in all material respects, not misleading, and was and is in full compliance with all securities laws and regulations

(j)   Except as and to the extent specifically disclosed in this Agreement and as may be specifically disclosed or reserved against as to amount in the latest balance sheet contained in the ElectroHealing Financial Statements provided to Kennedy, there is no basis for any assertion against ElectroHealing of any material liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise and whether due or to become due including, without limitation, any liability for taxes, including e-commerce sales or other taxes, interest, penalties and other charges payable with respect thereto. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will;

(i) Result in any payment, whether severance pay, unemployment compensation or otherwise, becoming due from ElectroHealing to any person or entity, including without limitation, any employee, director, officer;

(ii)   Increase any benefits otherwise payable to any person or entity, including without limitation, any employee, director, officer or affiliate; or

(iii)   Result in the acceleration of the time of payment or vesting of any such benefits.

(k) No aspect of ElectroHealing's business, operations or assets is of such a character as would restrict or otherwise hinder or impair ElectroHealing from carrying on its business as presently being conducted and as anticipated following consummation of the Agreement.

(I) ElectroHealing has not materially breached any material agreement to which it is or has been a party. Prior to the execution of this Agreement, Electrollealing has given to or made available to Kennedy copies all "material- contracts, commitments and/or agreements to which Electrollealing is a

partY.

(m)   All shares of ElectroHealing's outstanding common stock have been issued pursuant to an appropriate exemption from registration under the Securities Act and all applicable state securities laws. There are no outstanding, pending or threatened stop orders or other actions or investigations relating thereto involving federal and state securities laws.

(n)   The By-Laws of ElectroHealing provide for a Board of Directors consisting of from one (1) to seven • (7) Directors.

(o)   No representation or warranty by ElectroHealing contained in this Agreement and no statement contained in any certificate, schedule or other communication furnished pursuant to or in connection with the provisions hereof, contains or will contain any untrue statement of a material fact, or omits to state a material fact necessary in order to make the statements therein not misleading. Except as specifically indicated elsewhere in this Agreement, all documents delivered by ElectroHealing in connection herewith, have been and will be complete originals, or duplicate copies thereof.

SECTION 5 Actions Prior to Closing.

(a) Prior to Closing, Kennedy on one hand, and Electrol-lealing on the other hand, will be entitled to make such investigations of the assets, properties, business and operations of the other party and to examine the books, records, tax returns, financial statements and other materials of the other party as such investigating party deems necessary in connection with this Agreement and the transactions contemplated hereby. Any such investigation and examination will be conducted at reasonable times and under reasonable circumstances and the Parties hereto will cooperate fully therein. The representations and warranties contained in this Agreement will not be affected or deemed waived by reason of the fact that any Party hereto discovered, or should have discovered, that any representation or warranty is or might be inaccurate in any respect. Until the Closing, the Parties hereto and their respective affiliates will keep strictly confidential and will not use in any manner inconsistent with the transactions contemplated by this Agreement, any information or documents obtained from the other concerning its assets, properties, business or operations (the "Transactional Informatka"). It is hereby acknowledged that the Parties shall be permitted to disclose said Transactional Information to its third party professionals assisting in the analysis of such Transactional Information provided that the Party forwarding the Transactional Information to its third party professionals shall be required to inform such third party professionals in writing that such third party professionals shall be required to maintain the confidentiality of such Transactional Information in the same manner and respect as the Party providing such third party professionals with such Transactional Information. If the Closing does not occur for any reason (including, without limitation, pursuant to a termination of this Agreement), the Parties hereto and their respective affiliates will not disclose, nor use for their own benefit, any such Transactional Information unless and to the extent such Transactional Information is;

(i)   Readily ascertainable from public or publicly published information, or trade sources in the public domain;

(ii)   Received from a third party not under an obligation to keep such information confidential; or

(iii)   Required to be disclosed by any applicable law, rule, regulation or court order.

If the Closing does not occur for any reason, each of the Parties and their respective affiliates will promptly return or destroy all originals and copies of such Transactional Information and compilations thereof, and will certify such destruction or return to the other Party in a writing signed by an officer of such Party.

(b) Prior to the Closing, no written news releases or public disclosure (each, a "Disclosure") shall be permitted by any Party unless previously agreed to by all Parties hereto. After Closing, any proposed Disclosure by a Party hereto pertaining to this Agreement or the transactions contemplated hereby, will be submitted to the other party for its review and approval prior to such release or disclosure, provided, however, that

(i)   Such approval will not be unreasonably withheld;

(ii)   The content of the Disclosure shall be reasonably agreeable to all Parties; and

(ii) In the event that, in the judgment of counsel to a Party a Disclosure is required in order to comply with federal or state securities or corporate laws or policies, then such counsel shall disclose said intention to publish said Disclosure in writing to the other Parties and the publishing Party's counsel and shall be permitted to publish said Disclosure, with consideration being given to the confidentiality interests of the other Parties, no earlier than five (5) days after the date of its written notice.

(c) Contemporaneous with or prior to the Closing, ElectroHealing's Board of Directors will take all necessary and requisite corporate and other actions to reconstitute the Board to consist of Harvey Kaye, H. Deworth Williams, Edward F. Cowie, John W. Kennedy, Patrick Kennedy and Richard Godwin, to be effective immediately upon the Closing.

(d) Contemporaneous with or prior to the Closing, ElectroHealing will cause to be authorized and issued the ElectroHealing Shares.

(e) Subsequent to the Closing, ElectroHealing's Board of Directors will take all necessary and requisite actions to (i) effect a change in its corporate name to a name to be determined by ElectroHealing's Board of Directors in their reasonable judgment; and (ii) obtain by written consent in lieu of a stockholders' meeting the requisite majority vote of the stockholders of ElectroHealing to approve the name change.

(f) Except as contemplated by this Agreement, there will be no stock dividend, stock split, recapitalization, or exchange of shares with respect to, or rights issued in respect of ElectroHealing common stock after the date of the execution of this Agreement and prior to the Closing, and there will be no dividends or other distributions paid on ElectroHealing's common stock after the date hereof, in each case through and including the Closing.

(g) ElectroHealing, acting through its Board of Directors, will authorize and take all requisite and necessary actions to prepare and file the requisite reports and/or filings with the SEC, FINRA, or any other federal, state or local governmental agency or instrumentality having jurisdiction over the transactions contemplated by this Agreement and make whatever other reports and/or filings that may be required pursuant to applicable law, rule or regulation.

(h) Kennedy will provide to ElectroHealing any documents and information in Kennedy's possession or control requested by ElectroHealing as being necessary for inclusion in the requite reports and/or filings to be made by ElectroHealing with the SEC or other agency concerning this Agreement and the transactions contemplated hereby. Kennedy and ElectroHealing, respectively, agree to promptly correct any information provided by any of them for use in the reports and/or filings if, and to the extent that, such information will have become false or misleading in any material respect, and ElectroHealing further agrees to take all necessary steps to cause the reports and/or filings, as so corrected if necessary, to be prepared and delivered to the appropriate party to the extent required by applicable state and federal securities and financial reporting laws.

(i) Except as required by court order or applicable law, neither Kennedy nor ElectroHealing will voluntarily take any action that would, or that is reasonably likely to, result in any of the conditions to the Agreement not being satisfied. Without limiting the generality of the foregoing neither Kennedy nor ElectroHealing will intentionally take any action that would result in;

(i)   Any of its representations and warranties set forth in this Agreement that are qualified as to materiality becoming untrue; or

(ii)   Any of such representations and warranties that are not so qualified becoming unfree in any material respect.

(j) ElectroHealing covenants that its common stock will continue to be approved for quotation in the over-the-counter market on the OTC Pink Market and that it will continue to satisfy any disclosure or filing requirements to maintain its eligibility to have its shares quoted.

SECTION 6 Conditions Precedent to the Obligations of Kennedy. All obligations of Kennedy under this Agreement and to effect the transactions contemplated hereby are subject to the fulfillment, prior to or as of the Closing, as indicated below, of each of the following conditions:

(a) The representations and warranties by or on behalf of ElectroHealing contained in this Agreement, or in any certificate or document delivered pursuant to the provisions hereof or in connection herewith, will be true and correct at and as of the date of Closing as though such representations and warranties were made at and as of such time.

(b) ElectroHealing will have performed and complied with, in all material respects, all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.

(c) No preliminary or permanent injunction or other order, decree or ruling issued by a court or other governmental authority of competent jurisdiction nor any statute, rule, regulation or executive order promulgated or enacted by any governmental authority of competent jurisdiction will be in effect which would have the effect of (i) making the consummation of the Agreement or any of the transactions contemplated by this Agreement illegal, or (ii) otherwise prohibiting the consummation of the Agreement or any of the transactions contemplated by this Agreement.

(d) On or before the Closing, the ElectroHealing Board of Directors will have approved, in accordance with applicable provisions of state corporation law and any other applicable law, the execution and delivery of this Agreement and the consummation of the transactions contemplated herein and will have submitted same to the Electrollealing stockholders, if applicable, for approval and shall have obtained all applicable shareholder approvals, in accordance with such state corporation law and any other applicable law.

(e) On or before the Closing, ElectroHealing will have delivered to Kennedy certified copies of resolutions of the Electra-leafing Board of Directors and, if shareholder approval is required, the shareholders of ElectroHealing, approving and authorizing;

(i)   The execution, delivery and performance of this Agreement and all necessary and proper actions to enable Electrollealing to comply with the terms of this Agreement;

(ii)   The reconstitution of the ElectroHealing Board of Directors to consist of Harvey Kaye, 1-1. Deworth Williams, Edward F. Cowie, John W. Kennedy, Patrick Kennedy and Richard Godwin.

(iii)   All other matters set forth or contemplated herein.

(f) The Agreement will be permitted by applicable federal and state law and ElectroHealing will have sufficient shares of its common stock and preferred stock authorized to complete the transactions contemplated hereby.

(g) The capitalization of ElectroHealing will be the same as described in Section 4(g) above.

(h) The ElectroHealing Shares to be issued to Kennedy at the Closing will have been duly authorized and, when issued, will be deemed validly issued, nonassessable and fully paid under the provisions of applicable federal and state law, to be issued in a private, nonpublic offering in compliance with all federal, state and applicable securities laws.

(i)   Kennedy will have completed his financial and legal due diligence investigation of ElectroHealing with results thereof satisfactory to him in his sole and exclusive discretion.

(j)   All appropriate and necessary governmental and regulatory filings of ElectroHealing in connection with this Agreement and the transactions contemplated hereby will be made by ElectroHealing and all necessary governmental and regulatory consents to this Agreement and the transactions contemplated hereby required to be obtained by ElectroHealing will have been received.

(k)   All necessary third party consents to this Agreement and the transactions contemplated hereby will have been received by ElectroHealing.

SECTION 7 Conditions Precedent to the Oblitations of Electrollealint. All obligations of Electrollealing under this Agreement and transactions contemplated hereby, are subject to the fulfillment, prior to or at the Closing as indicated below, of each of the following conditions:

(a)   The representations and warranties by Kennedy contained in this Agreement or in any certificate or document delivered pursuant to the provisions hereof or in connection herewith, will be true and correct at and as of the date of the Closing as though such representations and warranties were made at and as of such times.

(b)   Kennedy will have performed and complied with, in all material respects, all covenants, agreements, and conditions required by this Agreement to be performed or complied with by him.

(c)   On or before the Closing Date, Kennedy will have delivered to ElectroHealing executed copies of this Agreement and the other Transaction Documents, as necessary, and authorizing all of the necessary and proper action to enable Kennedy to comply with the terms of this Agreement.

(d)   The transactions contemplated by this Agreement will be permitted by applicable federal and state law.

(f) At the Closing or immediately thereafter, ElectroHealing must receive from Kennedy and/or his assigns, designees or nominees an "investment letter" or other equivalent document providing representations that the ElectroHealing Shares to be issued pursuant to this Agreement are, among other things;

(i)    Being acquired for investment purposes and not with a view to public resale;

(ii)   Being acquired for the investor's own account; and

(iii)  Are restricted and may not be resold except pursuant to a registration statement or in reliance upon an exemption to registration under the Securities Act.

SECTION 8 Survival. The representations and warranties contained in this Agreement and any other document or certificate relating hereto will survive and continue in full force and effect for a period of six (6) months after the Closing of the Agreement.

SECTION 9 Indemnification.

(a) From and after the Closing of this Agreement, ElectroHealing agrees to indemnify, defend and hold harmless Kennedy against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, demands, liabilities, damages and deficiencies, including interest and penalties, incurred or suffered in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, arising out of matters existing or occurring prior to the Closing, whether asserted or claimed prior to, at or after the Closing, including, without limitation, all losses, claims, damages, costs, expenses, liabilities, judgments or settlement amounts based in whole or in part on, or arising in whole or in part out of, or pertaining to this Agreement or the transactions contemplated hereby to the fullest extent that Kennedy could have been permitted under applicable state laws to indemnify such individual.

(b)   From and after the Closing of this Agreement, Kennedy agrees to indemnify, defend and hold harmless ElectroHealing and each person who is now, or has been at any time prior to the date of this Agreement, or who becomes prior to the Closing a director or officer of ElectroHealing, against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, demands, liabilities, damages and deficiencies, including interest and penalties, incurred or suffered in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, arising out of matters existing or occurring prior to the Closing, whether asserted or claimed prior to, at or after the Closing, which is based in whole or in part on, or arising in whole or in part out of the fact that such person is a party to this Agreement or is or was a director or officer of ElectroHealing including, without limitation, all losses, claims, damages, costs, expenses, liabilities, judgments or settlement amounts based in whole or in part on, or arising in whole or in part out of, or pertaining to this Agreement or the transactions contemplated hereby to the fullest extent that ElectroHealing could have been permitted under applicable state laws and its Articles of Incorporation, Bylaws and other agreements in effect on the date hereof, to indemnify such individual.

(c)   Any indemnified Party wishing to claim indemnification under subsection (a) or (b) of this Section 10, upon learning of any such claim, action, suit, proceeding or investigation, will promptly notify Electralealing if under subsection (a), or Kennedy if under subsection (b). However, failure to so notify the appropriate party will not relieve the indemnifying party from any liability which it may have under this Section 10, except to the extent such failure materially prejudices such party. In the event of any such claim, action, suit, proceeding or investigation, (1) the indemnifying party will have the right to assume the defense thereof and will not be liable to any such indemnified party in connection with the defense thereof, (ii) the indemnified party will cooperate in all respects as requested by the indemnifying party in the defense of any such matter; and (iii) the indemnifying party will not be liable for any settlement effected without its prior written consent, which consent will not be unreasonably withheld, conditioned or delayed; provided, however, that the indemnifying party will not have any obligation hereunder to any indemnified party if and when a court will ultimately determine, and such determination will have become final, that the indemnification of such indemnified party in the manner contemplated hereby is prohibited by law.

SECTION 10 Nature of Representations. All of the Parties hereto are executing and carrying out the provisions of this Agreement in reliance solely on the representations, warranties, covenants and agreements contained in this Agreement and the other Transaction Documents delivered at the Closing and not upon any representation, warranty, agreement, promise or information, written or oral, made by the other party or any other person other than as specifically set forth herein.

SECTION 11 Documents at Closing. At the Closing, the following documents will be delivered:

(a) Kennedy will deliver, or will cause to be delivered, to ElectroHealing the following;

(i)   All appropriate documents, including all assignments to be filed with the U.S. Patent and Trademark Office (the "USPTO") and any foreign patent office that is relevant to the Assigned Patent and all documents and other evidences of ownership to establish the outright ownership of the Assigned Patent by Kennedy;

(ii)   Such other instruments, documents and certificates, if any, as are required to be delivered pursuant to the provisions of this Agreement;

(iii)All other items, the delivery of which is a condition precedent to the obligations of ElectroHealing, as set forth in Section 7 above.

(b) ElectroHealing will deliver or cause to be delivered to Kennedy;

(i) Stock certificates representing the ElectroHealing Shares to be issued to Kennedy as a condition of the Agreement as described in Section 2 hereof;

(ii)   Certified copies of resolutions adopted by Electrollealing's Boards of Directors and, if required, the shareholders of ElectroHealing approving the Agreement and all related matters;

(iii)   Such other instruments and documents as are required to be delivered pursuant to the provisions of this Agreement; and

(iv)   All other items, the delivery of which is a condition precedent to the obligations of Kennedy as set forth in Section 6 above.

SECTION 12 Finder's Fees. Electrollealing represents and warrants to Kennedy and Kennedy represents and warrants to ElectroHealing that none of them, or any party acting on their behalf, has incurred any liabilities, either express or implied, to any "broker" or "finder" or similar person in connection with this Agreement or any of the transactions contemplated hereby.

SECTION 13 Additional Covenants.

(a) Between the date hereof and the Closing, except with prior written consent of the other Party:

(i)   Each of ElectroHealing and Kennedy will conduct their business only in the usual and ordinary course and will not change their business or undertake a new and different business;

(ii)   No change will be made in the Articles of Incorporation or Bylaws of ElectroHealing except as described herein;

(iii)No change will be made in the authorized or issued shares of Electrollealing common stock or preferred stock or except as set forth herein; and

(iv) Electrollealing will not make any payment or distribution to its stockholders or purchase or redeem any shares or common stock or issue any preferred stock except as set forth herein.

(b) Immediately following the Closing, ElectroHealing will:

(1) Authorize and cause to be issued the ElectroHealing Shares to be issued to Kennedy and/or his assigns or designees; and

(ii) Take the necessary action to amend its Articles of Amendment to change its corporate name to a name to be determined by and authorized at the discretion of the Board of Directors.

SECTION 14 Termination. This Agreement may be terminated prior to the Closing as set forth below:

(a)   By the written consent of all of the Parties hereto;

(b)   By any Party hereto if the Closing will not have occurred on or before January 31, 2013 (the "Termination Date"); provided, however, that the right to terminate this Agreement under this Section 15(b) will not be available to any Party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in, the failure of the Closing to occur on or before the Termination Date;

(c)   By any Party hereto if any governmental entity;

(i)   Will have issued an order, decree or ruling or taken any other action (which the Parties will use their reasonable best efforts to resist, resolve or lift, as applicable) permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action will have become final and nonappealable; or

(ii)   Will have failed to issue an order, decree or ruling or to take any other action and such denial of a request to issue such order, decree, ruling or take such other action will have become final and nonappealable (which order, decree, ruling or other action the Parties will have used their reasonable best efforts to obtain); if such action under (i) and/or (ii) is necessary to fulfill the conditions set forth in Sections 6 and 7, as applicable; or

(d) By any of the Parties hereto if one of the other Parties will have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement, such that the conditions set forth in either Section 6 or Section Tare not-capable of being satisfied on or before the Termination Date_

SECTION 15 Effect of Termination. In the event of termination of this Agreement by any of the Parties hereto as provided in Section 15, this Agreement will forthwith become void and there will be no liability or obligation on the part of any of the Parties or their respective officers or directors except as provided in the confidentiality covenants set forth in Section 6 (a) hereof ..

SECTION 16 Miscellaneous.

(a)   Further Assurances. At any time and from time to time after the Closing, each Party agrees that it will execute such additional instruments and take such action as may be reasonably requested by the other Party to carry out the intent and purposes of this Agreement.

(b)   Waiver. Any failure on the part of any Party hereto to comply with any of its obligations, agreements or conditions hereunder may be waived in writing by the Party (in its sole discretion) to whom such compliance is owed.

(c)   Amendment. This Agreement may be amended only in writing as agreed to by all Parties hereto.

(d)   Notices. All notices and other communications to any party hereto will be in 'writing and deemed to have been given if delivered in person or sent by prepaid first class registered or certified mail, return receipt requested, by Federal Express, facsimile or e-mail to other party.

(e)   Headings. The section and subsection headings in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

(f)   Counterparts. This Agreement may be executed simultaneously in two (2) or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. It is further agreed that the delivery by facsimile, e-mail or other recognized electronic medium of an executed counterpart of this Agreement will be deemed to be an original and will have the full force and effect of an original executed copy.

(g)   Binding Effect. This Agreement will be binding upon the Parties hereto and inure to the benefit of the Parties, their respective heirs, administrators, executors, successors and assigns.

(h)   Entire Agreement. This Agreement and the attachments and exhibits annexed hereto comprise the entire agreement of the Parties covering everything agreed upon or understood in the transaction. There are no oral promises, conditions, representations, understandings, interpretations or terms of any kind as conditions or inducements to the execution hereof.

(1) Severability. If any part of this Agreement is deemed to be unenforceable, the balance of the Agreement will remain in full force and effect.

(j)   Responsibility and Costs. Whether the Agreement is consummated or not and except as otherwise provided herein or by separate agreement, all fees, expenses and out-of-pocket costs including, but not limited to fees and disbursements of counsel, financial advisors and accountants and expenses associated with fulfillment of the obligations set forth herein, that arc incurred by the Parties hereto will be borne solely and entirely by the Party that has incurred such costs and expenses.

(k)   Legal Representation. The Parties hereto acknowledge and agree that each respective party is represented by the same legal counsel, Leonard E. Neilson, Attorney at Law, and that each party hereby waives any existing or potential conflict of interest that may exist or occur by such common legal representation.

(1) Governing Law. This Agreement will be governed and construed in accordance with the laws of the State of Utah without regard to principles of conflicts of law.

(m)Assignment. This Agreement shall not be assignable or transferable by any Party hereto.

(Signatures on Following Page]

IN WITNESS WHEREOF, the Parties hereto have executed and Closed this Agreement and the transactions contemplated hereby on this 3rd day of December, 2012.

ElectroHealing Technologies, Inc.

By:	/s/ Geoff Williams
its: President

John W. Kennedy

By:	/s/ John W. Kennedy

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